Exhibit 10.9

STOCK SUBSCRIPTION AGREEMENT

This STOCK SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into as of June 30, 2003, by and among Educate, Inc., a Delaware corporation (the “Company”), and the several purchasers named in the signature pages hereto (each individually, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company has entered into a Asset Purchase Agreement, dated as of March 10, 2003, by and among the Company, Educate Operating Company, LLC, a Delaware limited liability company and subsidiary of the Company (“Educate OpCo”), Apollo Sylvan, LLC, a Delaware limited liability company (“Apollo Sylvan”), Apollo Sylvan II, LLC, a Delaware limited liability company (“Apollo Sylvan II”), Sylvan Learning Systems, Inc., a Maryland corporation (“Sylvan”), Sylvan Ventures, L.L.C., a Delaware limited liability company and subsidiary of Sylvan (“Ventures”), and Apollo Management IV, L.P., a Delaware limited partnership (“Apollo IV”), as amended June 30, 2003 (the “Asset Purchase Agreement”) pursuant to which the Company and Educate OpCo agreed to acquire certain assets of Sylvan and Ventures (the “Sylvan Acquisition”);

WHEREAS, in connection with the Asset Purchase Agreement, the Purchasers have agreed to purchase the number of shares of Common Stock of the Company (the “Common Stock”) set forth on Schedule 1 to effect the Sylvan Acquisition (the “Sylvan Acquisition Financing”);

NOW, THEREFORE, in consideration of the agreements and obligations herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Purchase and Sale; Closing.

(a) Purchase and Sale. The Company hereby agrees to issue and sell to each Purchaser and each Purchaser hereby agrees to purchase from the Company on the Closing Date, the amount of Common Stock set forth opposite the name of such Purchaser on Schedule 1 at the aggregate purchase price (the “Purchase Price”) set forth opposite the name of such Purchaser under the heading “Aggregate Purchase Price for Common Stock” on Schedule 1.

(b) Closing. The consummation of the purchase and sale of the Common Stock to be purchased hereunder (the “Closing”) shall occur immediately prior to, and in connection with, the closing of the Sylvan Acquisition and is subject only to and conditioned only upon satisfaction or waiver of the conditions set forth in the Asset Purchase Agreement (the actual date being called the “Closing Date”). At the Closing, the Company shall deliver to each Purchaser the shares of Common Stock to be purchased hereunder by the Purchaser, against payment of the specified consideration therefor.

Section 2. Restrictions on Transfer. All shares of Common Stock held by the Purchasers or any transferees shall be subject to the restrictions on transfer and the other terms and conditions set forth in this Agreement or that certain Stockholders’ Agreement by and among the Company and certain of its stockholders, as may be amended or amended and restated from time to time, in the form attached hereto as Exhibit A (the “Stockholders’ Agreement”).

Section 3. Representations and Warranties of the Company. The Company represents and warrants to the purchaser as follows:

(a) The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The authorized capital stock of the Company consists of 55,000,000 shares of Common Stock, of which 46,000,000 shares of Common Stock will be outstanding following completion of the transactions contemplated by this Agreement and the Apollo Subscription Agreement (as defined in the Stockholders’ Agreement).

(b) The Company has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company.

(c) The Common Stock, when delivered by the Company to the Purchasers, will be duly authorized for issuance, validly issued, fully paid and non-assessable.

(d) The Company has delivered to the Purchasers true and complete copies of the Asset Purchase Agreement and the certificate of incorporation and by-laws of the Company in effect on the date of this Agreement.

Section 4. Purchaser Representations, Warranties and Agreements. Each Purchaser severally as to themselves only and not jointly with the other Purchasers, represents, warrants and agrees that:

(a) Purchaser acknowledges that the Common Stock is being purchased for Purchaser’s own account, and not for the account of any other person, and not with a view to, or for sale in connection with, any distribution or resale to others within the meaning of Section 2(11) or Rule 502(d) promulgated under the Securities Act of 1933, as amended (the “Act”). The offering and sale of the Common Stock is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act. Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act. No other person has a direct or indirect beneficial interest in such Common Stock.

(b) Purchaser acknowledges that the Company is under no obligation to register the Common Stock on behalf of Purchaser or to assist Purchaser in complying with any exemption from registration.

(c) The Company has made available to Purchaser all documents and information that Purchaser has requested relating to an investment in the Company. Purchaser recognizes the Company has only recently been organized and that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the purchase of the Common Stock. Purchaser has carefully considered and has, to the extent Purchaser believes such discussion necessary, discussed with Purchaser’s professional legal, tax and financial advisers the suitability of an investment in the Company and Purchaser has determined that the shares of Common Stock are a suitable investment for Purchaser. Purchaser has not relied on the Company for any tax or legal advice in connection with Purchaser’s purchase of the Common Stock. In evaluating the suitability of an investment in the Company, Purchaser has not relied upon any representations (other than the representations and warranties of the Company set forth in Section 3 hereof) or other information (whether oral or written) from the Company or any of its agents.

(d) Purchaser has the legal capacity and authority to execute, deliver and perform its obligations under this Agreement and the Stockholders’ Agreement. This Agreement and the Stockholders’ Agreement are legal, valid and binding obligations of Purchaser, enforceable against the Purchaser in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(e) The Purchaser acknowledges that (i) the Common Stock has not been registered under the Act nor qualified under any applicable state securities or blue sky laws in reliance, in part, on the representations and warranties herein, (ii) no federal or state agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the Common Stock, and (iii) there is no public market for the Common Stock or any of the Company’s securities and there is no certainty that such a market will ever develop. There can be no assurance that Purchaser will be able to sell or dispose of the Common Stock.

(f) Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision. Purchaser, or Purchaser’s professional advisor, has the capacity to protect Purchaser’s concerns in connection with the purchase of the Common Stock, and Purchaser is able to bear the economic risk, including the complete loss, of an investment in the Common Stock.

(g) Purchaser has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons and, as such, is capable of evaluating the risks and merits of this investment and has the capacity to protect Purchaser’s own interest in connection with this transaction.

Section 5. Conditions to Obligations of the Company. The obligations of the Company to issue and sell the Common Stock to be purchased by the Purchasers at the Closing are subject to the fulfillment (or waiver by the Company), prior to or at the time of the Closing, of the following conditions:

(a) Each Purchaser agrees to become a party to and be bound by the Stockholders Agreement upon Closing.

(b) The representations, warranties and agreements made by each Purchaser in Section 3 hereof shall be true and correct in all material respects when made at the time of Closing.

(c) Each Purchasers shall have duly performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Purchasers prior to or at the Closing.

(d) Each Purchaser shall have paid the Purchase Price to the Company.

(e) All conditions to closing set forth in Article VI of the Asset Purchase Agreement, other than the consummation of this Agreement, shall have been satisfied.

Section 6. Legends. All certificates evidencing the Common Stock purchased and sold hereunder shall bear substantially the following legends:

(a) “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED, PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND SUCH LAWS, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 30, 2003 (THE “AGREEMENT”), WHICH CONTAINS PROVISIONS REGARDING (I) CERTAIN RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES, (II) CERTAIN TAG-ALONG RIGHTS AND DRAG-ALONG RIGHTS APPLICABLE TO THIS SECURITY AND (III) CERTAIN OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE OR ANY INTEREST THEREIN IN VIOLATION OF THE AGREEMENT IS NULL AND VOID.”; and

(b) Any legend required to be placed thereon by any applicable securities laws.

Section 7. Agreement Not a Contract of Employment. Neither this Agreement nor any other action taken pursuant to this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that any Purchaser has a right to continue to provide services as an officer, Board member, employee, consultant or advisor of the Company or any majority-owned subsidiary of the Company for any period of time or at any specific rate of compensation.

Section 8. General Provisions.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Laws.

(b) Enforcement. The parties expressly agree that the provisions of this Agreement may be specifically enforced against each of the parties hereto in any court of competent jurisdiction.

(c) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

(d) Entire Agreement. This Agreement and the Stockholders Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersede all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

(e) Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid or otherwise delivered by hand, messenger or facsimile transmission, addressed: (a) if to a party listed on Schedule 1 or a transferee of such party, at such party’s address as set forth on Schedule 1, or at such other address as such party or its transferee shall have furnished to the Company in writing, or (b) if to the Company, at 1001 Fleet Street, Baltimore, Maryland 21202, Attention: Kevin Shaffer, with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Jeffrey H. Cohen, or at such other address as the Company shall have furnished the parties listed on Schedule 1 in writing.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or as having been given when delivered, if delivered by hand or by messenger (or overnight courier), 24 hours after confirmed receipt if sent by facsimile transmission or at the earlier of its receipt or on the fifth day after mailing, if mailed, as aforesaid.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(g) Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Amendment; Waiver. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of any of the parties thereafter to enforce each and every provision hereof in accordance with its terms.

(i) Jurisdiction. The parties hereto irrevocably submit, in any legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the United States located in the State of Maryland or in any Maryland state court and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum.

(j) Further Assurances. The parties agree to use their best efforts and act in good faith in carrying out their obligations under this Agreement. The parties also agree, without further consideration, to execute such further instruments and to take such further actions as may be necessary or desirable to carry out the purposes and intent of this Agreement.

(k) Separate Sale and Purchase. The sale of Common Stock to, and purchase of Common Stock by, each of the Purchasers is a separate sale and purchase.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written:

THE COMPANY:

EDUCATE, INC.

By: /s/ Aaron Stone

Name: Aaron Stone

Title:    Vice President

THE PURCHASERS:

SSB CAPITAL PARTNERS

(MASTER FUND) I, L.P.

By: SSBPIF GP CORP.,

its general partner

/s/ Todd E. Benson

Name: Todd E. Benson

Title:    Co-President

GOLDMAN FAMILY GIFT TRUST

/s/ Lisa Goldman

Name: Lisa Goldman, Trustee

GOLDMAN FAMILY GIFT TRUST

/s/ Bruce Goldman

Name: Bruce Goldman, Trustee

MERRICK ELFMAN GIFT TRUST

/s/ Therese Wareham

Name: Therese Wareham, Trustee

THERESE L. WAREHAM GIFT TRUST

/s/ Merrick Elfman

Name: Merrick Elfman, Trustee

/s/ David Friedman

Name: David Friedman

JEFFREY PERELMAN

REVOCABLE TRUST u/a/d 6/9/00

/s/ Jeffrey Perelman

Name: Jeffrey Perelman, Trustee

/s/ Richard Federico

Name: Richard Federico

/s/ Garrick M. Rice

Name: Garrick M. Rice

BROADER BOYZ LLC

/s/ Michael Bronfein

Name: Michael Bronfein,

Managing Member

KJT GIFT TRUST

/s/ Steven Taslitz

Name: Steven Taslitz, Trustee

KJT GIFT TRUST

/s/ Bruce Goldman

Name: Bruce Goldman, Trustee

SMT GIFT TRUST

/s/ Jeffrey Perleman

Name: Jeffrey Perelman, Trustee

ZENITH TRUST

/s/ Steven Taslitz

Name: Steven Taslitz, Trustee

1998 BECKER FAMILY TRUST

/s/ Steven Taslitz

Name: Steven Taslitz, Trustee

RCHS TRUST

/s/ Marianne Hellauer

Name: Marianne Hellauer, Trustee

RCHS TRUST #9

/s/ Marianne Hellauer

Name: Marianne Hellauer, Trustee

/s/ Mary Foster

Name: Mary Foster

/s/ Peter Cohen

Name: Peter Cohen

/s/ Jeffrey Cohen

Name: Jeffrey Cohen

/s/ Kevin Shaffer

Name: Kevin Shaffer